UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2013 (April 25, 2013)

AmREIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2013, AmREIT, Inc. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) amendments to its charter that (i) changed 50% of the outstanding shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”) into shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B common stock”), on a one-for-one basis; (ii) changed all of the remaining outstanding and unissued shares of Class A common stock into shares of Class B common stock, on a one-for-one basis; and (iii) changed the designation of all of the outstanding and unissued shares of Class B common stock to “common stock.” The amendments setting forth the change of the shares of Class A common stock into shares of Class B common stock were both approved by the Company’s stockholders at the 2013 annual meeting of stockholders held on April 18, 2013. The amendment approving the redesignation of the Class B common stock to common stock was approved by the Company’s board of directors and did not require stockholder approval.

Each of the articles of amendment were effective upon filing with the SDAT. A copy of each of the articles of amendment is filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 3.1.1	Articles of Amendment
Exhibit 3.1.2	Articles of Amendment
Exhibit 3.1.3	Articles of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: April 26, 2013	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary